Exhibit 99.10

FOR IMMEDIATE RELEASE:

July 31, 2017

Zoetis Media Contacts:	Zoetis Investor Contact:
Elinore White	Steve Frank
1-973-443-2835 (o)	1-973-822-7141 (o)
elinore.y.white@zoetis.com	steve.frank@zoetis.com

Bill Price 1-973-443-2742 (o) william.price@zoetis.com

Nexvet Media Contact:	Nexvet Investor Contact:
Damian Lismore	Hershel Berry
CFO, Nexvet Biopharma plc	Blueprint Life Science Group
+61-417-351-272 (Aus)	+1-415-375-3340 Ext. 1
damian.lismore@nexvet.com	hberry@bplifesicence.com

Zoetis Completes Acquisition of Nexvet Biopharma

•	Acquisition strengthens pipeline of companion animal therapeutics for chronic pain, a global market estimated at US$400 million annually[1]

•	Purchase price of US$6.72 per share, or approximately US$85 million in aggregate

PARSIPPANY, N.J. USA and TULLAMORE, IRELAND – July 31, 2017 – Zoetis Inc. (NYSE:ZTS) and Nexvet Biopharma plc (Nasdaq:NVET) today announced that Zoetis has completed the acquisition of Nexvet, a biologic therapeutics company developing a pipeline of monoclonal antibody (mAb) therapies for companion animals in pain and other therapeutic areas. The acquisition, which was first announced on April 13, 2017 strengthens Zoetis’ pipeline of solutions for chronic pain management in dogs and cats. It became effective today by means of a scheme of arrangement under the Irish Companies Act 2014. Under the terms of the transaction, Nexvet shareholders will receive US$6.72 per share representing an aggregate equity valuation of approximately US$85 million. The Nexvet shareholders will receive the consideration to which they are entitled under the scheme of arrangement within 14 days.

“The acquisition demonstrates our determination to lead the animal health industry in the development and commercialization of monoclonal antibody therapies in areas of high medical need,” said Dr. Alejandro Bernal, Executive Vice President and Group President, Strategy, Commercial and Business Development at Zoetis. “The addition of Nexvet will strengthen our monoclonal antibody pipeline and help sustain our leadership in chronic pain management for companion animals. It is a prime example of how we at Zoetis are deploying capital to drive innovation and support future growth.”

“Nexvet’s commitment to pioneering animal health monoclonal antibody technology, intellectual property and novel products has yielded an outcome which will see these developments reach their full commercial potential,” said Dr George Gunn, Chairman of Nexvet. “I extend my appreciation to the Nexvet team who made this result possible due to their dedication and focus since the company’s foundation.”

Therapies to treat chronic pain in companion animals, an area in which Zoetis has been a leader for two decades, represent a global market valued at an estimated US$400 million a year1.

With the completion of the acquisition, Nexvet’s research programs in the treatment of chronic pain associated with osteoarthritis in dogs and cats, along with other areas, will be integrated into Zoetis’ global R&D operation to leverage the company’s scale and experience.

Nexvet also today announced that it requested that trading of its ordinary shares on the NASDAQ Global Market (NASDAQ) be suspended. Nexvet requested NASDAQ to file Form 25 with the U.S. Securities and Exchange Commission (SEC) notifying the SEC of the delisting of the ordinary shares on NASDAQ and the deregistration of Nexvet’s ordinary shares.

About Zoetis

Zoetis (NYSE: ZTS) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2016, the company generated annual revenue of US$4.9 billion with approximately 9,000 employees. For more information, visit www.Zoetis.com.

About Nexvet

Nexvet is a veterinary biologic therapeutics company focused on transforming the therapeutic market for companion animals, such as dogs and cats, by developing and commercializing novel, species-specific biologics. Nexvet’s PETization™ platform is designed to rapidly create monoclonal antibodies (mAbs) that are recognized as “self” or “native” by an animal’s immune system, a property Nexvet refers to as “100% species-specificity.” Nexvet’s product candidates are designed to build upon the safety and efficacy data from clinically tested human therapies, which is intended to reduce clinical risk and development cost. Nexvet conducts drug discovery in Australia, conducts clinical development in the United States and Europe and conducts manufacturing in Ireland.

[1]	Zoetis research on file, 2017

DISCLOSURE NOTICES

Forward-Looking Statements:

This press release contains forward-looking statements, which reflect the current views of Zoetis, Zoetis Belgium S.A. (“Zoetis Bidco”) and Nexvet Biopharma (“Nexvet”) and with respect to business plans or prospects, expectations regarding products, and other future events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Each of Zoetis, Zoetis Bidco and Nexvet expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. With respect to Zoetis and Zoetis Bidco, a further list and description of risks, uncertainties and other matters can be found in Zoetis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in Zoetis’ Quarterly Reports on Form 10-Q and in Zoetis’ Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis. With respect to Nexvet, a further list and description of risks, uncertainties and other matters can be found in Nexvet’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, including in the sections thereof captioned “Special Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” in Nexvet’s Quarterly Reports on Form 10-Q and in Nexvet’s Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov.

Statement Required by the Irish Takeover Panel Act, 1997, Takeover Rules (the “Irish Takeover Rules”)

The directors of Zoetis and the directors of Zoetis Bidco accept responsibility for the information contained in this announcement other than information relating to Nexvet, and the directors of Nexvet and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Zoetis and the directors of Zoetis Bidco (who have taken reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Nexvet accept responsibility for the information contained in this announcement relating to Nexvet and the directors of Nexvet and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Nexvet (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

This announcement is not intended to, and does not, constitute or form any part of any offer or invitation, or the solicitation of an offer, to purchase or otherwise acquire or subscribe for any securities pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities, in any jurisdiction in contravention of applicable Law. This announcement does not constitute a prospectus or an equivalent document.

Goldman Sachs, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser exclusively for Zoetis and Zoetis Bidco and no one else in connection with the acquisition and the other matters referred to in this announcement, and will not regard any other person as its client in relation to the acquisition and the other matters referred to in this announcement and will not be responsible to anyone other than Zoetis and Zoetis Bidco for providing the protections afforded to clients of Goldman Sachs, nor for providing advice in relation to the acquisition or the other matters referred to in this announcement.

Evercore Partners International LLP, which is authorized and regulated in the United Kingdom by the Financial Conduct Authority, and Evercore Group L.L.C., which is a securities broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and subject to regulation by the SEC and the Financial Industry Regulatory Authority (“FINRA”) (together with Evercore Partners International LLP, “Evercore”), are acting as financial adviser for Nexvet, including for the purposes of Rule 3 of the Takeover Rules, and no one else in connection with the acquisition and the other matters referred to in this announcement, and will not be responsible to anyone other than Nexvet for providing the protections afforded to clients of Evercore or for providing advice in relation to the acquisition or any other matters referred to in this announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract or in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained therein or otherwise.

Cowen and Company, LLC (“Cowen”), which is a securities broker-dealer registered with the SEC and subject to regulation by the SEC and the FINRA, is acting as financial adviser for Nexvet and for no one else in connection with the acquisition and the other matters referred to in this announcement, and will not be responsible to anyone other than Nexvet for providing the protections afforded to clients of Cowen or for providing advice in relation to the acquisition or any other matters referred to in this announcement.

If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8 of the Irish Takeover Rules, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.

A copy of this announcement will be available, free of charge (subject to certain restrictions relating to persons resident in restricted jurisdictions) on the Zoetis website at http://investor.zoetis.com/ by no later than midday (ET/New York time) on the business day following this announcement. For the avoidance of doubt, the content of such website is not incorporated into, and does not form part of, this announcement.

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